Exhibit 10.22

GUARANTY AGREEMENT

This Guaranty Agreement (this “Guaranty”) is made as of the 23rd of December, 2025, by FNLR OP LP, a Delaware limited partnership (“Guarantor”), in favor of Bank of America, N.A., a national banking association, as Administrative Agent (in such capacity, together with its successors and assigns, including any successor administrative agent, “Administrative Agent”) on behalf of each of the Lenders party to that certain Loan Agreement (as hereinafter defined) (each a “Lender” and collectively “Lenders”).

Recitals

Administrative Agent, Lenders, and FNLR PRINT LLC, a Delaware limited liability company (“Borrower”) are entering into concurrently herewith that certain Loan Agreement dated as of the date hereof (as extended, amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement), which Loan Agreement sets forth the terms and conditions of that certain loan (the “Loan”) to Borrower, as more particularly described in the Loan Agreement. The Loan is, or will be, (i) evidenced by one or more promissory notes executed by Borrower and payable to the order of Lenders in the aggregate original principal amount of up to $111,100,000.00 (such promissory notes, as increased, extended, consolidated, amended, restated, replaced, substituted, supplemented or otherwise modified in accordance with the Loan Agreement from time to time, collectively, the “Note”) and (ii) secured by one or more mortgages and/or deeds of trust executed by Borrower in favor of Administrative Agent (such mortgages and/or deeds of trust, as increased, extended, consolidated, amended, restated, replaced, substituted, supplemented or otherwise modified from time to time, collectively, the “Mortgage”). As a condition precedent to making the Loan, Administrative Agent and Lenders have required that Guarantor execute and deliver this Guaranty.

Any capitalized term used and not defined in this Guaranty shall have the meaning given to such term in the Loan Agreement.

Agreements

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce Lenders to make the Loan to Borrower, pursuant to the terms and conditions herein set forth Guarantor hereby guarantees to Administrative Agent and Lenders the prompt and full payment and performance of the obligations described below in this Guaranty (collectively called the “Guaranteed Obligations”) as more particularly set forth below.

Section 1. Guaranty of Performance and Guaranty and Indemnification of Specific Obligations.

A. Guarantor hereby unconditionally, absolutely and irrevocably guarantees to Administrative Agent and Lenders the timely performance of Borrower’s obligation under Section 4.31(b) of the Loan Agreement.

B. Guarantor hereby unconditionally, absolutely and irrevocably guarantees payment (and not merely the collectability) of and agrees to pay, protect, defend and save harmless Administrative Agent and Lenders for, from and against, and hereby indemnifies Administrative Agent and Lenders for, from and against (except to the extent in each case, caused by the gross negligence or willful misconduct of the Administrative Agent) any and all actual out of pocket liabilities, obligations, losses, damages (excluding diminution in value and consequential, special and punitive damages, except to the extent actually paid to a third party), costs and reasonable, out of pocket expenses (including reasonable out of pocket attorneys’ fees), causes of action, suits, claims, demands, and judgments of any nature or description whatsoever, which may at any time be imposed upon, incurred by or awarded against Administrative Agent and Lenders as a result of:

(a) Fraud by Borrower or Guarantor in connection with the construction, leasing or operation of the Property or the making or disbursement of the Loan;

(b) Material and intentional or grossly negligent misrepresentation or breach of warranty by Guarantor in connection with the construction, leasing or operation of the Property, the making or disbursement of the Loan, or in any certificates or documents provided in connection therewith;

(c) Material and intentional or grossly negligent misrepresentation or breach of warranty by Borrower, in connection with the construction, leasing or operation of the Property, the making or disbursement of the Loan, or in any certificates or documents provided in connection therewith;

(d) After the occurrence and during the continuance of an Event of Default, distributions to the members, partners or shareholders of Borrower of any Rents, security deposits, or other income arising with respect to any property covered by the Mortgage or other Loan Documents in violation of the Loan Agreement;

(e) The misapplication by Borrower or Guarantor of any Insurance Proceeds or Condemnation Awards attributable to any property covered by the Mortgage or the other Loan Documents in violation of the Loan Documents (it being acknowledged that Borrower’s application of Insurance Proceeds or Condemnation Awards in accordance with the terms of any Net Lease shall not give rise to liability under this Guaranty);

(f) Failure by Borrower to pay any Taxes, Real Property Taxes, charges for labor, materials or services furnished in connection with any construction at the Property, including any construction of tenant improvements, or any other charges, that may give rise to a lien on the Property, subject to Borrower’s right to contest as set forth in the Loan Agreement and the terms of any Net Lease regarding the foregoing, and except, in each case, to the extent that revenue from the Property is insufficient to pay such amounts, or adequate reserves are held by Administrative Agent or Lenders to pay such amounts and are withheld from Borrower in violation of the Loan Documents;

(g) Intentional physical waste with respect to the Property by Borrower or Guarantor (provided that any waste resulting from a lack of operating revenue from the Property shall not give rise to liability under this Guaranty);

(h) Breach by Borrower of any covenant in the Loan Documents relating to Borrower’s status as a single-purpose entity that results in substantive consolidation of Borrower’s assets with those of another Person in a bankruptcy or insolvency proceeding; or

(i)
The judicial or nonjudicial forfeiture or seizure by a Governmental Authority of the Property or any part thereof, as a result of the Property or any part thereof having been used to commit or facilitate the commission of a criminal offense by Borrower pursuant to any Law;

(j) Any creation by Borrower of a lien on all or any part of the Property or other collateral for the Loan in violation of the Loan Documents or the transfer of any direct or indirect ownership interest in Borrower, in violation of the terms of the Loan Documents;

(k) Borrower, Guarantor, any Principal (as defined below), or any other party controlling, controlled by or under common control with Borrower (the “Borrowing Group”), or any or all of them shall contest any foreclosure of the Mortgage or interfere with any other enforcement of Administrative Agent’s and Lenders’ rights, powers or remedies under any of the Loan Documents (whether by making any motion, seeking any extension, asserting any defense, claim, counterclaim or right of offset, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise); provided that Guarantor shall have no liability under this clause (k) in connection with any measures, actions or disputes undertaken by any of the above-referenced parties in good faith; or

(l) Any termination, material amendment, material modification or waiver of any material provision of any Net Lease entered into or agreed to by Borrower in violation of the Loan Agreement.

Section 2. Springing Guaranty of Indebtedness.

Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent for the ratable benefit of Lenders the punctual payment (and not merely the collectability) when due, whether by lapse of time, by acceleration of maturity, or otherwise, of the Indebtedness; provided, however, that the foregoing guarantee of the Indebtedness shall not become payable until the occurrence of an Enforcement Event (if any) as defined in Section 3, and provided further that until the occurrence of an Enforcement Event, Administrative Agent will not make demand on Guarantor for the due and punctual payment of the Indebtedness or any portion thereof (it being understood, however, that this proviso shall not affect Guarantor’s liability under Section 1). Subject to the preceding sentence, Guarantor’s liability under this Section 2 for the due and punctual payment of the Indebtedness shall be effective upon notice of demand, and without need for any other action by Administrative Agent, and, notwithstanding anything to the contrary set forth in this Guaranty, that liability shall extend to any and all portions of the Indebtedness that shall have previously become due and payable.

This Guaranty covers the Indebtedness presently outstanding and the Indebtedness arising subsequent to the date hereof, including all amounts advanced by Lender in stages or installments pursuant to the Loan Documents.

Section 3. Enforcement Events.

For purposes of this Guaranty, the term “Enforcement Event” shall mean the occurrence of one or more of the following events:

(a) The Property or any part thereof shall become an asset in (i) a voluntary bankruptcy or insolvency proceeding, or (ii) an involuntary bankruptcy or insolvency proceeding (A) which is commenced by Guarantor, any Principal or any member of the Borrowing Group or by a third party with the collusion of any such Person, or (B) in which Borrower acquiesces or which Borrower fails to contest to the extent legally permissible and practicable (except as required by law), or in which Guarantor, any Principal or any member of the Borrowing Group objects to a motion by Administrative Agent on behalf of the Lenders for relief from stay or injunction from the foreclosure of the Mortgage or any other remedial action which is permitted under the Note, the Loan Agreement, the Mortgage or any of the other Loan Documents;

(b) Borrower shall make an assignment for the benefit of creditors, or a receiver shall be appointed for any property of Borrower in any action initiated by, or consented to by, Borrower, Guarantor, any Principal, or any member of the Borrowing Group (except to the extent such action appointing said receiver is initiated by, on behalf of or at the behest of Administrative Agent or any Lender); or

(c) Borrower voluntarily transfers all or any part of the Property in violation of the Loan Documents without the prior written consent of Administrative Agent.

For purposes hereof, “Principal” shall mean the following individuals and/or entities of Borrower: (1) if Borrower is a limited partnership—each general partner of the partnership and any limited partner with a majority interest in the partnership; (2) if Borrower is a general partnership or a limited liability partnership—each general partner of the partnership; (3) if Borrower is a limited liability company—each managing member and any member with a majority interest in the company; and (4) if Borrower is a corporation—any shareholder holding a controlling interest in the corporation.

Section 4. Primary Liability of Guarantor.

(a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance, and Guarantor shall be liable for the payment and performance of the Guaranteed Obligations as a primary obligor. This Guaranty is not a guaranty of collection. This Guaranty shall be effective as a waiver of, and Guarantor hereby expressly waives, any right to which Guarantor may otherwise have been entitled, whether existing under statute, at Law or in equity, to require Administrative Agent and/or Lenders to take prior recourse or proceedings against any collateral, security or Person. It shall not be necessary for Administrative Agent and/or Lenders, in order to enforce such payment or performance by Guarantor, first to institute suit or pursue or exhaust any rights or remedies against Borrower or other Person liable on such indebtedness or for such performance, or to enforce any rights against any security given to secure such indebtedness or performance, or to join Borrower or any other Person liable for the payment or performance of the Guaranteed Obligations or any part thereof in any action to enforce this Guaranty, or to resort to any other means of obtaining payment or performance of the Guaranteed Obligations; provided, however, that nothing herein contained shall prevent Administrative Agent and/or Lenders from suing on the Note or foreclosing the Mortgage or exercising any other right under the Loan Documents.

(b) Suit may be brought or demand may be made against Borrower or against any or all parties who have signed this Guaranty or any other guaranty covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent and/or Lenders against any party hereto. Any time that Administrative Agent is entitled to exercise its rights or remedies hereunder on behalf of the Lenders, it may in its discretion elect to demand payment and/or performance. If Administrative Agent elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Administrative Agent elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

(c) Notwithstanding anything to the contrary in this Guaranty or any other Loan Document, no present or future direct or indirect member, shareholder, or partner in Guarantor, nor any present or future shareholder, officer, director, employee, trustee, beneficiary, advisor, member, partner, principal, participant or agent of or in any of the foregoing (other than Guarantor itself), shall have any personal liability, directly or indirectly, under or in connection with this Guaranty or any of the Loan Documents, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Administrative Agent on behalf of itself and its successors and assigns and Lenders hereby waives any and all such liability.

Section 5. Certain Agreements and Waivers by Guarantor.

(a) To the extent permitted by applicable law, Guarantor agrees that neither Administrative Agent’s and/or Lenders’ rights or remedies nor Guarantor’s obligations under the terms of this Guaranty shall be released, diminished, impaired, reduced or affected by any one or more of the following events, actions, facts, or circumstances, Guarantor waives any rights, claims or defenses arising from any such events, actions, facts, or circumstances, and the liability of Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of:

(i) any limitation on the liability of, or recourse against, any other Person in any Loan Document or arising under any Law;

(ii) any claim or defense that this Guaranty was made without consideration or is not supported by adequate consideration or that the obligations of Guarantor hereunder exceed or are more burdensome than those of Borrower under the other Loan Documents;

(iii) the release or taking or accepting of any other security or guaranty for, or right of recourse with respect to, any or all of the Guaranteed Obligations;

(iv) the operation of any statutes of limitations or other Laws regarding the limitation of actions, all of which are hereby waived as a defense to any action or proceeding brought by Administrative Agent on behalf of the Lenders against Guarantor, to the fullest extent permitted by Law;

(v) any homestead exemption or any other exemption under applicable Law, all of which are waived by Guarantor to the fullest extent permitted by Law;

(vi) any release, surrender, abandonment, exchange, alteration, sale or other disposition, subordination, deterioration, waste, failure to protect or preserve, impairment, or loss of, or any failure to create or perfect any lien or security interest with respect to, or any other dealings with, any collateral or security at any time existing or purported, believed or expected to exist in connection with any or all of the Guaranteed Obligations, or any impairment of Guarantor’s recourse against any Person or collateral;

(vii) whether express or by operation of Law, any partial release of the liability of Guarantor hereunder (except to the extent expressly so released in writing), or if one or more other guaranties are now or hereafter obtained by Administrative Agent or Lenders covering all or any part of the Guaranteed Obligations, any complete or partial release of any one or more of such guarantors under any such other guaranty, or any complete or partial release of Borrower or any other Person liable, directly or indirectly, for the payment or performance of any or all of the Guaranteed Obligations;

(viii) the death, insolvency, bankruptcy, disability, incapacity, dissolution, liquidation, termination, receivership, reorganization, merger, consolidation, change of form, structure or ownership, sale of all assets, or lack of corporate, partnership or other power of Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(ix) either with or without notice to or consent of Guarantor, any renewal, extension, modification, supplement, subordination or rearrangement of the terms of any of the other Loan Documents, including material alterations of the terms of payment (including changes in maturity date(s) and interest rate(s)) or performance (including changes with respect to the construction of the Improvements) or any other terms thereof, or any waiver, termination, or release of, or consent to departure from, any of the Loan Documents or any other guaranty of any or all of the Guaranteed Obligations, or any adjustment, indulgence, forbearance, or compromise that may be granted from time to time by Administrative Agent and/or any Lender to Borrower or any other Person at any time liable for the payment or performance of any or all of the Guaranteed Obligations;

(x) any neglect, lack of diligence, delay, omission, failure, or refusal of Administrative Agent and/or Lenders to take or prosecute (or in taking or prosecuting) any action for the collection or enforcement of any of the Guaranteed Obligations, or to foreclose or take or prosecute any action to foreclose (or in foreclosing or taking or prosecuting any action to foreclose) upon any security therefor, or to exercise (or in exercising) any other right or power with respect to any security therefor, or to take or prosecute (or in taking or prosecuting) any action in connection with any Loan Document, or any failure to sell or otherwise dispose of in a commercially reasonable manner any collateral securing any or all of the Guaranteed Obligations;

(xi) any failure of Administrative Agent or Lenders to notify Guarantor of any creation, renewal, extension, rearrangement, modification, supplement, subordination, or assignment of the Guaranteed Obligations or any part thereof, or of any Loan Document, or of any release of or change in any security, or of the occurrence or existence of any Default or Event of Default, or of any other action taken or refrained from being taken by Administrative Agent or Lenders against Borrower or any security or other recourse, or of any new agreement among Administrative Agent, Lenders and Borrower, it being understood that, except as expressly provided in the Loan Documents, Administrative Agent and Lenders shall not be required to give Guarantor any notice of any kind under any circumstances with respect to or in connection with the Guaranteed Obligations, any and all rights to notice Guarantor may have otherwise had being hereby waived by Guarantor, and Guarantor shall be responsible for obtaining for itself information regarding Borrower and any collateral, including any changes in the business or financial condition of Borrower or any collateral, and Guarantor acknowledges and agrees that Administrative Agent and Lenders shall have no duty to notify Guarantor of any information which Administrative Agent or any Lender may have concerning Borrower or any collateral;

(xii) whether for any reason Administrative Agent or any Lender is required to refund any payment by Borrower to any other party liable for the payment or performance of any or all of the Guaranteed Obligations, or to pay the amount thereof to someone else;

(xiii) the making of advances by Administrative Agent and/or Lenders to protect their interest in the Property, to preserve the value of the Property or to facilitate performance of any term or covenant contained in any of the Loan Documents;

(xiv) the existence of any claim, counterclaim, set-off or other right that Guarantor may at any time have against Borrower, Administrative Agent, any or any other Person, whether or not arising in connection with this Guaranty, the Note, the Loan Agreement, the Environmental Agreement or any other Loan Document;

(xv) the unenforceability of all or any part of the Guaranteed Obligations against Borrower, whether because the Guaranteed Obligations exceed the amount permitted by Law or violate any usury law, or because the Persons creating the Guaranteed Obligations acted in excess of their authority, or because of a lack of validity or enforceability of or defect or deficiency in any of the Loan Documents, or because Borrower’s obligation ceases to exist by operation of Law, or because of any other reason or circumstance (other than because of a successful defense by Borrower in a final, nonappealable judgment from a court of competent jurisdiction pertaining to the Guaranteed Obligations at issue);

(xvi) any order, ruling or plan of reorganization emanating from proceedings under Title 11 of the United States Code with respect to Borrower or any other Person, including any extension, reduction, composition, or other alteration of the Guaranteed Obligations, whether or not consented to by Administrative Agent or any Lender, or any action taken or omitted by Administrative Agent or any Lender in any such proceedings, including any election to have Administrative Agent’s and Lenders’ claim allowed as being secured, partially secured or unsecured, any extension of credit by Administrative Agent or any Lender in any such proceedings or the taking and holding by Administrative Agent or any Lender of any security for any such extension of credit;

(xvii) any other condition, event, omission, action or inaction that would in the absence of this Subsection result in the release or discharge of Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty or any other agreement;

(xviii) any early termination of any of the Guaranteed Obligations;

(xix) Administrative Agent’s or Lenders’ enforcement or forbearance from enforcement of the Guaranteed Obligations on a net or gross basis; or

(xx) any liability, irregularity or unenforceability in whole or in part (including with respect to any netting provision) of any interest rate cap agreement or interest rate swap agreement or any confirmation, instrument or agreement required thereunder or related thereto, or any transaction entered into thereunder, or any limitation on the liability of Borrower thereunder or any limitation on the method or terms of payment thereunder which may now or hereafter be caused or imposed in any manner whatsoever.

(b) Guarantor waives notice of receipt and acceptance of this Guaranty by Administrative Agent and Lenders.

(c) In the event any payment by Borrower or any other Person to Administrative Agent or any Lender is held to constitute a preference, fraudulent transfer or other voidable payment under any bankruptcy, insolvency or similar Law, or if for any other reason Administrative Agent or any Lender is required to refund such payment or pay the amount thereof to any other Person, such payment by Borrower or any other Person to Administrative Agent or any Lender shall not constitute a release of Guarantor from any liability hereunder, and this Guaranty shall continue to be effective or shall be reinstated (notwithstanding any prior release, surrender or discharge by Administrative Agent or any Lender of this Guaranty or of Guarantor), as the case may be, with respect to, and this Guaranty shall apply to, any and all amounts so refunded by Administrative Agent or any Lender or paid by Administrative Agent or any Lender to another Person (which amounts shall constitute part of the Indebtedness), and any interest paid by Administrative Agent or any Lender and any actual, out of pocket attorneys’ fees, costs and expenses paid or incurred by Administrative Agent or any Lender in connection with any such event.

(d) It is the intent of Guarantor and Administrative Agent and Lenders that the obligations and liabilities of Guarantor hereunder are absolute, irrevocable and unconditional under any and all circumstances and that until the Indebtedness is fully and finally paid and performed, and not subject to refund or disgorgement, the obligations and liabilities of Guarantor hereunder shall not be discharged or released, in whole or in part, by any act or occurrence that might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of a guarantor.

(e) Guarantor’s obligations shall not be affected, impaired, lessened or released by loans, credits or other financial accommodations now existing or hereafter advanced by Administrative Agent or any Lender to Borrower in excess of the Guaranteed Obligations. All payments, repayments and prepayments of the Loan, whether voluntary or involuntary, received by Administrative Agent or any Lender from Borrower, any other Person or any other source (other than from Guarantor pursuant to a demand by Administrative Agent hereunder or otherwise expressly with respect to a Guaranteed Obligation), and any amounts realized from any collateral for the Loan, shall be deemed to be applied first to the Indebtedness, and last to the remainder of the Guaranteed Obligations, and this Guaranty shall bind Guarantor to the extent of any Guaranteed Obligations that may remain owing to Administrative Agent and Lenders. Administrative Agent shall have the right to apply any sums paid by Guarantor under this Guaranty to any outstanding Guaranteed Obligations in Administrative Agent’s sole and absolute discretion.

(f) If acceleration of the time for payment of any amount payable by Borrower under the Note, the Loan Agreement, or any other Loan Document is stayed or delayed by any Law or tribunal, all such amounts shall nonetheless be payable by Guarantor on demand by Administrative Agent.

Section 6. Subordination.

If, for any reason whatsoever, Borrower is now or hereafter becomes indebted to Guarantor:

(a) such indebtedness and all interest thereon and all liens, security interests and rights now or hereafter existing with respect to property of Borrower securing such indebtedness shall, at all times, be subordinate in all respects to the Guaranteed Obligations and to all liens, security interests and rights now or hereafter existing to secure the Guaranteed Obligations;

(b) Guarantor shall not be entitled to enforce or receive payment, directly or indirectly, of any such indebtedness of Borrower to Guarantor until the Guaranteed Obligations have been fully and finally paid and performed; provided, however, that so long as no Default shall have occurred and be continuing, Guarantor shall not be prohibited from receiving such (i) reasonable management fees or reasonable salary from Borrower as Administrative Agent may find acceptable from time to time in its sole and absolute discretion, and (ii) distributions from Borrower in an amount not prohibited under the Loan Agreement which is attributable to Borrower’s income from the Property;

(c) Guarantor hereby assigns and grants to Administrative Agent for the ratable benefit of Lenders a security interest in all such indebtedness and security therefor, if any, of Borrower to Guarantor now existing or hereafter arising, including any payments pursuant to debtor relief or insolvency proceedings referred to below. In the event of receivership, bankruptcy, reorganization, arrangement or other debtor relief or insolvency proceedings involving Borrower as debtor, Administrative Agent on behalf of the Lenders shall have the right to prove its claim in any such proceeding so as to establish its rights hereunder and shall have the right to receive directly from the receiver, trustee or other custodian (whether or not an Event of Default shall have occurred or be continuing under any of the Loan Documents), payments that are payable upon any obligation of Borrower to Guarantor now existing or hereafter arising, and to have all benefits of any security therefor, until the Indebtedness has been fully and finally paid and performed. If, notwithstanding the foregoing provisions, Guarantor should receive any payment or claim that is prohibited as provided above in this Section, Guarantor shall pay the same to Administrative Agent for the ratable benefit of the Lenders immediately, Guarantor hereby agreeing that it shall receive the payment or claim in trust for Administrative Agent and shall have absolutely no dominion over the same except to pay it immediately to Administrative Agent for the ratable benefit of the Lenders; and

(d) Guarantor shall promptly, upon the reasonable request of Administrative Agent from time to time but at no material out of pocket cost to Guarantor, execute such documents and perform such acts as Administrative Agent may require to evidence and perfect its interest and to permit or facilitate exercise of its rights under this Section, including execution and delivery of proofs of claim, further assignments and security agreements, and delivery to Administrative Agent or any Lender of any promissory notes or other instruments evidencing indebtedness of Borrower to Guarantor. All promissory notes, accounts receivable ledgers or other evidences, now or hereafter held by Guarantor, of obligations of Borrower to Guarantor shall contain a specific written notice thereon that the indebtedness evidenced thereby is subordinated under and is subject to the terms of this Guaranty.

Notwithstanding anything to the contrary in this Guaranty or any other Loan Document, Borrower shall be permitted to make distributions to the extent not prohibited by the Loan Agreement.

Section 7. Other Liability of Guarantor or Borrower.

If Guarantor is or becomes liable, by endorsement or otherwise, for any indebtedness owing by Borrower to Administrative Agent or any Lender other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights of Administrative Agent and Lenders hereunder shall be cumulative of any and all other rights that Administrative Agent or any Lender may have against Guarantor. If Borrower is or becomes indebted to Administrative Agent or any Lender for any indebtedness other than or in excess of the Guaranteed Obligations, any payment received or recovery realized upon such other indebtedness of Borrower to Administrative Agent or such Lender may be applied to such other indebtedness. This Guaranty is independent of (and shall not be limited by) any other guaranty now existing or hereafter given. Further, Guarantor’s liability under this Guaranty is in addition to any and all other liability Guarantor may have in any other capacity.

Section 8. Lender Assigns; Disclosure of Information.

This Guaranty is for the benefit of Administrative Agent and Lenders and Administrative Agent’s and Lenders’ permitted successors, participants and assigns under the Loan, and in the event of an assignment of the Guaranteed Obligations, or any part thereof, the rights and benefits hereunder, to the extent applicable to the Guaranteed Obligations so assigned, may be transferred with such Guaranteed Obligations. Except as otherwise provided in the Loan Documents, Guarantor waives notice of any transfer or assignment of the Guaranteed Obligations or any part thereof. Administrative Agent and Lenders may sell or offer to sell the Loan or interests therein to one or more assignees or participants in accordance with the Loan Agreement. Guarantor shall, at no material out of pocket cost to Guarantor and provided the same do not alter the rights or obligations of Guarantor in any material respect, execute, acknowledge and deliver any and all instruments reasonably requested by Administrative Agent and Lenders in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Administrative Agent or a Lender hereunder. Administrative Agent and Lenders may disclose to any such assignee or participant or prospective assignee or participant, to Administrative Agent’s and Lenders’ affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated, to any regulatory body having jurisdiction over Administrative Agent or any Lender, any information Administrative Agent or any Lender now has or hereafter obtains pertaining to the Guaranteed Obligations, this Guaranty, or Guarantor, including information regarding any security for the Guaranteed Obligations or for this Guaranty, and/or credit or other information on Guarantor and/or any other Person liable, directly or indirectly, for any part of the Guaranteed

Obligations, provided that such parties agree to be bound by any applicable confidentiality provisions set forth herein or in the Loan Documents.

Section 9. Binding Effect.

This Guaranty is binding not only on Guarantor, but also on Guarantor’s successors and assigns.

Section 10. Governing Law.

The validity, enforcement, and interpretation of this Guaranty, shall for all purposes be governed by and construed in accordance with the Laws of the State of New York and applicable United States federal Law, and is intended to be performed in accordance with, and only to the extent permitted by, such Laws. All obligations of Guarantor hereunder are payable and performable at the place or places where the Guaranteed Obligations are payable and performable.

Section 11. Invalidity of Certain Provisions.

If any provision of this Guaranty or the application thereof to any Person or circumstance shall, for any reason and to any extent, be declared to be invalid or unenforceable, neither the remaining provisions of this Guaranty nor the application of such provision to any other Person or circumstance shall be affected thereby, and the remaining provisions of this Guaranty, or the applicability of such provision to other Persons or circumstances, as applicable, shall remain in effect and be enforceable to the maximum extent permitted by applicable Law. Notwithstanding the foregoing, Guarantor agrees that the provisions of Sections 1301 to 1391 (inclusive) of the New York Real Property Actions and Proceedings Law shall not apply to the enforcement of any of the obligations set forth in the Loan Documents; it being acknowledged and agreed by the parties hereto that none of the individual properties are located in the state of New York; and the foreclosure laws of the applicable state where each individual property is located shall govern any foreclosure or similar action.

Section 12. Costs and Expenses of Enforcement.

Guarantor agrees to pay to Administrative Agent within ten (10) Business Days after receipt of written demand all reasonable and actual, out of pocket costs and expenses incurred by Administrative Agent and Lenders in seeking to enforce Administrative Agent’s and Lenders’ rights and remedies under this Guaranty, including court costs, costs of alternative dispute resolution and reasonable external attorneys’ fees, whether or not suit is filed or other proceedings are initiated hereon, except to the extent that Guarantor is the prevailing party pursuant to a final, nonappealable judgment from a court of competent jurisdiction. All such costs and expenses incurred by Administrative Agent and Lenders shall constitute a portion of the Guaranteed Obligations hereunder, shall be subject to the provisions hereof with respect to the Guaranteed Obligations and shall be payable by Guarantor on demand by Administrative Agent.

Section 13. No Usury.

It is not the intention of Administrative Agent, Lenders or Guarantor to obligate Guarantor to pay interest in excess of that lawfully permitted to be paid by Guarantor under applicable Law. Should it be determined that any portion of the Guaranteed Obligations or any other amount payable by Guarantor under this Guaranty constitutes interest in excess of the maximum amount of interest that Guarantor, in Guarantor’s capacity as guarantor, may lawfully be required to pay under applicable Law, the obligation of Guarantor to pay such interest shall automatically be limited to the payment thereof in the maximum amount so permitted under applicable Law. The provisions of this Section shall override and control all other provisions of this Guaranty and of any other agreement between Guarantor and Administrative Agent and/or Lenders.

Section 14. Representations and Warranties of Guarantor.

Guarantor hereby represents and warrants as of the date hereof that: (a) Guarantor has a financial interest in Borrower and will derive a material and substantial benefit, directly or indirectly, from the making of the Loan to Borrower and from the making of this Guaranty by Guarantor; (b) this Guaranty is duly authorized and valid, and is binding upon and enforceable against Guarantor; (c) Guarantor is not, and the execution, delivery and performance by Guarantor of this Guaranty will not, to Guarantor’s knowledge, cause Guarantor to be in violation of or in default with respect to any Law or in default (or at risk of acceleration of indebtedness) under any agreement or restriction by which Guarantor is bound or affected; (d) unless Guarantor is a natural person, Guarantor is duly organized, validly existing, and in good standing under the Laws of the state of its organization and has full power and authority to enter into and perform this Guaranty; (e) there is no litigation pending or, to the knowledge of Guarantor, threatened in writing by or before any tribunal against or affecting Guarantor that could reasonably be expected to inhibit Guarantor’s ability to perform its obligations under this Guaranty; (f) all financial statements and information heretofore furnished to Administrative Agent and Lenders by Guarantor do, and all financial statements and information hereafter furnished to Administrative Agent and Lenders by Guarantor will, fully and accurately (in all material respects) present the financial condition of Guarantor as of their dates and the results of Guarantor’s operations for the periods therein specified, and, since the date of the most recent financial statements of Guarantor heretofore furnished to Administrative Agent and Lenders, no material adverse change has occurred in the financial condition of Guarantor, nor, except as heretofore disclosed in writing to Administrative Agent, has Guarantor incurred any material liability, direct or indirect, fixed or contingent, that could reasonably be expected to inhibit its ability to perform its obligations under this Guaranty; (g) after giving effect to this Guaranty, Guarantor is solvent, is not engaged or about to engage in business or a transaction for which the property of, or capital available to, Guarantor is unreasonably small, and does not intend to incur or believe that it will incur debts that will be beyond its ability to pay as such debts mature; and (h) Guarantor has read and fully understands the provisions contained in the Note, the Loan Agreement, the Mortgage, the Environmental Agreement and the other Loan Documents. Guarantor’s representations and warranties are a material inducement to Administrative Agent and Lenders to enter into the other Loan Documents, and shall survive the execution hereof and any bankruptcy, foreclosure, transfer of security or other event affecting Borrower, Guarantor, any other Person, or any security for all or any part of the Guaranteed Obligations.

Section 15. Notices.

All notices, requests, consents, demands and other communications required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service, or by certified United States mail, postage prepaid, addressed to the party to whom directed at the addresses specified at the end of this Guaranty (unless changed by similar notice in writing given by the particular party whose address is to be changed) or by facsimile (with a confirmatory duplicate copy sent by first class United States mail). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Guaranty or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 16. Cumulative Rights.

Except as otherwise expressly provided in the Loan Documents, all of the rights and remedies of Administrative Agent and Lenders under this Guaranty and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Administrative Agent and Lenders of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Administrative Agent and Lenders of any or all such other rights and remedies. No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time. No failure by Administrative Agent and/or Lenders to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Default or Event of Default. No notice to or demand on Guarantor in any case shall of itself entitle Guarantor to any other or further notice or demand in similar or other circumstances. No provision of this Guaranty or any right or remedy of Administrative Agent and Lenders with respect hereto, or any default or breach, can be waived, nor can this Guaranty or Guarantor be released or discharged in any way or to any extent, except specifically in each case by a writing intended for that purpose (and which refers specifically to this Guaranty) executed and delivered by Administrative Agent to Guarantor.

Section 17. Term of Guaranty.

This Guaranty shall continue in effect until all the Guaranteed Obligations and Indebtedness of Borrower, and all of the obligations of Guarantor to Administrative Agent and Lenders under this Guaranty are fully and finally paid, performed and discharged and are not subject to any bankruptcy preference period or any other disgorgement.

Section 18. Financial Statements.

Guarantor agrees to provide to Administrative Agent, as and when required, the Financial Statements and other financial information required to be delivered to Administrative Agent with respect to Guarantor pursuant to the terms of this Section 18, in the form and detail required hereby. All assets shown on the Financial Statements provided by Guarantor, unless clearly designated to the contrary shall, be conclusively deemed to be free and clear of any exemption or any claim of exemption of Guarantor at the date of the Financial Statements. Acceptance of any Financial Statement by Administrative Agent, whether or not in the form prescribed herein, shall be relied upon by Administrative Agent and Lenders in the administration, enforcement, and extension of the Guaranteed Obligations.

During the term of the Loan, Guarantor will submit or cause to be submitted the following to Administrative Agent: (i) annual unaudited financial statements (balance sheet, income statement and statement of cash flow) (which may be on a combined basis) within 130 days following Guarantor’s fiscal year-end, and (ii) concurrently with the Financial Statements to be delivered pursuant to the foregoing clause (i), a compliance certificate certifying that Guarantor is in compliance with the applicable financial covenants set forth in Section 34 below which compliance certificate shall be substantially in the form attached hereto as Exhibit A (a “Financial Covenants Certification”). Notwithstanding the foregoing, Guarantor shall provide Administrative Agent with annual audited financial statements for any year in which Guarantor is audited. As additional clarification, in lieu of delivering its own financial statements, unaudited or audited, as the case may be, Guarantor shall be permitted to deliver (and shall deliver if Guarantor does not have its own financial statements) consolidated financial statements (that include Guarantor) of Guarantor’s parent entity, Fortress Net Lease REIT.

Section 19. Intentionally Omitted.

Section 20. Subrogation.

Guarantor shall not have any right of subrogation under any of the Loan Documents or any right to participate in any security for the Guaranteed Obligations or any right to reimbursement, exoneration, contribution or indemnification from Borrower until all Indebtedness of Borrower has been fully and finally paid, performed and discharged in accordance with Section 17 hereof, and Guarantor hereby waives all of such rights.

Section 21. Time of Essence.

Time shall be of the essence in this Guaranty with respect to all of Guarantor’s obligations hereunder.

Section 22. Entire Agreement; Counterparts; Construction.

This Guaranty embodies the entire agreement among Administrative Agent, Lenders and Guarantor with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty supersedes all prior agreements and understandings, if any, with respect to the guaranty by Guarantor of the Guaranteed Obligations. This Guaranty shall be effective upon execution by Guarantor and delivery to Administrative Agent. This Guaranty may not be modified, amended or superseded except in a writing signed by Administrative Agent and Guarantor referencing this Guaranty by its date and specifically identifying the portions hereof that are to be modified, amended or superseded. If this Guaranty has been executed in one or more identical counterparts, then each such counterpart shall be deemed an original for all purposes, and all will constitute, collectively, one agreement. The lack of genuineness or authority of any signature or signator of or for Guarantor shall not affect the obligations hereunder of any other Guarantor. Whenever the context of any provisions hereof shall require it, words in the singular shall include the plural, words in the plural shall include the singular, and pronouns of any gender shall include the other gender. Captions and headings in the Loan Documents are for convenience only and shall not affect the construction of the Loan Documents. All references in this Guaranty to Schedules, Articles, Sections, Subsections, paragraphs and subparagraphs refer to the respective subdivisions of this Guaranty, unless such reference specifically identifies another document. The terms “herein”, “hereof”, “hereto”, “hereunder” and similar terms refer to this Guaranty and not to any particular Section or subsection of this Guaranty. As used herein, the words “include” and “including” shall be interpreted as if followed by the words “without limitation.” All references in this Guaranty to sums denominated in dollars or with the symbol “$” refer to the lawful currency of the United States of America, unless such reference specifically identifies another currency. Guarantor acknowledges and agrees that the recitals set forth at the beginning of this Guaranty are true and correct and are incorporated herein by this reference.

Section 23. Forum.

Guarantor hereby irrevocably submits generally and unconditionally for itself and in respect of its property to the jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Guaranty. Guarantor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Guarantor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Guarantor hereby agrees and consents that, in addition to any methods of service of process provided for under applicable Law, all service of process in any such suit, action or proceeding in any state court or any United States federal court sitting in the state specified in the governing law section of this Guaranty may be made by certified or registered mail, return receipt requested, directed to Guarantor at its address for notice set forth in this Guaranty, or at a subsequent address of which Administrative Agent received actual notice from Guarantor in accordance with the notice section of this Guaranty, and service so made shall be complete five (5) days after the same shall have been so mailed. Nothing herein shall affect the right of Administrative Agent or Lenders to serve process in any manner permitted by Law.

Section 24. WAIVER OF JURY TRIAL.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;

(c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS GUARANTY, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e) AGREES THAT GUARANTOR AND ADMINISTRATIVE AGENT AND LENDERS ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 25. Intentionally Omitted.

Section 26. Separate Indemnity.

Guarantor acknowledges and agrees that Administrative Agent’s and Lenders’ rights (and Guarantor’s obligations) under this Guaranty shall be in addition to all of Administrative Agent’s and Lenders’ rights (and all of Guarantor’s obligations) under any indemnity agreement or other guaranty executed and delivered to Administrative Agent and Lenders by Borrower and/or Guarantor and any payments made under this Guaranty shall not reduce any obligations and liabilities under any such indemnity agreement or other guaranty.

Section 27. Credit Verification.

Each legal entity and individual obligated on this Guaranty, whether as Guarantor, a general partner of Guarantor or in any other capacity, hereby authorizes Administrative Agent and Lenders to check any credit references, verify his/her employment and obtain credit reports from credit reporting agencies of Administrative Agent’s and/or Lenders’ choice in connection with any modification, extension or renewal of the Loan. Also in connection with any such modification, extension or renewal, Administrative Agent and each Lender is hereby authorized to check credit references, verify employment and obtain a third party credit report for the spouse of any married person obligated on this Guaranty, if such person lives in a community property state.

Section 28. ERISA.

As of the date hereof and throughout the term of this Guaranty, (a) Guarantor is not and will not be (i) an “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); or (ii) a “plan” within the meaning of Section 4975(e) of the Code; (b) the assets of Guarantor do not and will not constitute “plan assets” within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA; and (c) Guarantor is not and will not be a “governmental plan” within the meaning of Section 3(32) of ERISA which is subject to any provision which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Applicable Similar Law”), unless the acquisition and holding of the Loan or any interest therein will not give rise to a violation of any such Applicable Similar Law.

Section 29. Further Assurances.

Guarantor, at no material out of pocket expense to Guarantor, will promptly execute and deliver to Administrative Agent upon Administrative Agent’s reasonable request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the agreements of Guarantor under this Guaranty provided the same do not alter the rights and obligations of Guarantor in any material respect.

Section 30. No Fiduciary Relationship.

The relationship between Administrative Agent and each Lender and Guarantor is solely that of lender and guarantor. Administrative Agent and each Lender have no fiduciary or other special relationship with or duty to Guarantor and none is created hereby or may be inferred from any course of dealing or act or omission of Administrative Agent and/or any Lender.

Section 31. Reinstatement.

This Guaranty shall continue to be effective, or be reinstated automatically, as the case may be, if at any time payment, in whole or in part, of any of the Guaranteed Obligations are rescinded or otherwise must be restored or returned by Administrative Agent (whether as a preference, fraudulent conveyance or otherwise) upon or in connection with the insolvency, bankruptcy, dissolution, liquidation or reorganization of Borrower, Guarantor or any other Person, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Borrower, Guarantor or any other Person or for a substantial part of Borrower’s, Guarantor’s or any of such other Person’s property, as the case may be, or otherwise, all as though such payment had not been made. Guarantor further agrees that in the event any such payment is rescinded or must be restored or returned, all costs and expenses (including reasonable out of pocket legal fees and expenses) incurred by Administrative Agent and Lenders in defending or enforcing such continuance or reinstatement, as the case may be, shall constitute costs of enforcement, the payment of which is guaranteed by Guarantor pursuant to Section 12 hereof.

Section 32. Intentionally Omitted.

Section 33. Intentionally Omitted.

Section 34. Financial Covenants of Guarantor.

Guarantor hereby makes the following additional affirmative covenants:

(a)
At all times while the Indebtedness remains unsatisfied, Guarantor shall maintain and comply with the financial covenants set forth in the Guarantor Existing Credit Facility (as defined in Section 34(b)(i) below) (which as of the date hereof are set forth in Section 7.11 of the Credit Agreement referenced in Section 34(b)(i) below). For purposes of clarity, (i) in the event that any financial covenants set forth in any Guarantor Existing Credit Facility shall be amended, modified, replaced or expanded, then Guarantor shall automatically be required to satisfy such financial covenants, as amended, modified, replaced or expanded, without further action or amendment required under this Guaranty and (ii) in the event that Guarantor is in a “Default” or “Event of Default” (as defined in the Guarantor Existing Credit Facility referenced in Section 34(b)(i) below, or as such terms or equivalent terms may be defined under a Guarantor Existing Credit Facility referenced in Section 34(b)(i) or (ii) below) as a result of failure to comply with the financial covenants of the Guarantor Existing Credit Facility, then Guarantor shall be deemed to be in a Default or Event of Default, as applicable, hereunder.

(b)
Guarantor Existing Credit Facility. The “Guarantor Existing Credit Facility” shall mean (i) the credit facility evidenced by that certain Credit Agreement, dated as of August 13, 2024, among Guarantor, as Borrower, Fortress Net Lease REIT, as a Guarantor, certain Lenders party thereto, and Bank of America, N.A., as Administrative Agent, as amended by amendment or modification of such credit facility entered into in accordance with the terms thereof, (ii) in the event that the credit facility referenced in clause (i) above is refinanced by a new or replacement credit facility and Bank of America, N.A. is not the Administrative Agent under such new or replacement credit facility, then the Guarantor Existing Credit Facility shall mean the terms and conditions of such credit facility referenced in clause (i) immediately prior to it being refinanced or replaced or (iii) in the event that the credit facility referenced in clause (i) or (ii) above is refinanced by a new or replacement credit facility and Bank of America, N.A. is Administrative Agent under such new or replacement credit facility, then the Guarantor Existing Credit Facility shall mean the terms and conditions of such new or replacement credit facility, as such may be amended or modified by its terms.

Section 35. Limitations on Disclosure of Information. Section 9.5 of the Loan Agreement is hereby incorporated by reference.

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IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first written above.

GUARANTOR:

FNLR OP LP, a Delaware limited partnership

By: FNLR GP LLC, its general partner

By: William Turner

Name: William Turner

Title: Authorized Signatory

The address of Guarantor is:

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: Constantine M. Dakolias

Telephone: (212) 798-6100

Facsimile: (646) 224-8716

with a copy to:

c/o Fortress Investment Group LLC

11611 San Vicente Blvd, 10th Floor

Los Angeles, California 90049

Attention: William Turner

Telephone: (310) 228-3015

Facsimile: (310) 228-3031

with a copy to:

Dain, Torpy, Le Ray, Wiest & Garner, P.C.

175 Federal Street, 15th Floor

Boston, Massachusetts 02110

Attention: Tim Pecci

Email: tpecci@daintorpy.com

Address of Administrative Agent:

Bank of America, N.A.

One Bryant Park

New York, New York 10036

Attention: Charles Troyanovski

[Signature Page to Guaranty – Fortress – Pokemon Term Loan]